Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell
Alliance Holdings GP, L.P.
1717 South Boulder Avenue, Suite 400
Tulsa, Oklahoma 74119
(918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Solid First Quarter 2007 Financial Results; and Declares Quarterly Distribution of $0.25 per Unit

TULSA, Oklahoma, April 30, 2007 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported net income for the quarter ended March 31, 2007 (the “2007 Quarter”) of $23.1 million, compared to net income of $22.9 million for the quarter ended March 31, 2006 (the “2006 Quarter”). Basic and diluted net income per limited partner unit for the 2007 Quarter decreased to $0.39 per unit, compared to $0.48 per limited partner unit for the 2006 Quarter. This decrease in basic and diluted net income per limited partner unit is the result of an increase in the number of common units outstanding due to the issuance of 12,500,000 common units on May 9, 2006 in conjunction with AHGP’s initial public offering.

The Board of Directors of the AHGP’s general partner (the “Board”) also declared a quarterly cash distribution for the 2007 Quarter of $0.25 per unit, or an annualized rate of $1.00 per unit. The distribution will be paid on May 18, 2007, to all unitholders of record as of May 11, 2007. Increases to AHGP’s quarterly cash distribution to unitholders are expected to be considered by the Board at its January and July meetings.

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). On April 30, 2007, ARLP announced a quarterly distribution for the 2007 Quarter of $0.54 per unit, or $2.16 per unit on an annualized basis, which distribution will be paid on May 15, 2007 to all ARLP unitholders of record as of the close of trading on May 8, 2007. (See ARLP Press Release dated April 30, 2007.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $15.6 million, or $62.5 million, on an annualized basis. AHGP’s primary cash requirements are for general and administrative expenses, including for 2007 an estimated $2.2 million in incremental general and administrative expenses associated with being a publicly traded limited partnership, working capital requirements, and distributions to its unitholders. At March 31, 2007, AHGP had no borrowings outstanding under its revolving credit facility.

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About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at 918-295-1415 or via e-mail at investorrelations@ahgp.com

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from ARLP; the risks to the business of ARLP include: increased competition in coal markets and ARLP’s ability to respond to the competition; fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; risks associated with the expansion of ARLP’s operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches of existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; ARLP’s productivity levels and margins that it earns on its coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with asset retirement obligations and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risk associated with major mine-related accidents, such as mine fires or other interruptions; results of litigation, including claims not yet asserted; difficulty maintaining ARLP’s surety bonds for asset retirement obligations as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; legislation, regulatory and court decisions; the impact from provisions of The Energy Policy Act of 2005; replacement of coal reserves; a loss or reduction of the direct or indirect benefit from certain state and federal tax credits, including non-conventional source fuel tax credits; difficulty obtaining commercial property insurance, and risks associated with ARLP’s increased participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 15, 2007 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Tons sold	6,178	6,102
Tons produced	6,557	6,248

SALES AND OPERATING REVENUES:
Coal sales	$238,870	$218,212
Transportation revenues	8,679	10,034
Other sales and operating revenues	9,478	10,074

Total revenues	257,027	238,320

EXPENSES:
Operating expenses	166,989	152,010
Transportation expenses	8,679	10,034
Outside purchases	6,266	3,526
General and administrative	8,553	7,158
Depreciation, depletion and amortization	19,793	14,725

Total operating expenses	210,280	187,453

INCOME FROM OPERATIONS	46,747	50,867
Interest expense	(2,821)	(3,149)
Interest income	539	907
Other income	901	271

INCOME BEFORE INCOME TAXES, CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	45,366	48,896

INCOME TAX EXPENSE	575	1,242

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	44,791	47,654
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	—	112
MINORITY INTEREST	82	—

INCOME BEFORE NON-CONTROLLING INTEREST	44,873	47,766
Affiliate non-controlling interest in consolidated partnership’s net income	(8)	(9)
Non-affiliate non-controlling interest in consolidated partnership’s net income	(21,794)	(24,875)

NET INCOME	$23,071	$22,882

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.39	$0.48

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.25	$—

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	47,363,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$41,095	$37,069
Trade receivables, net	90,997	96,558
Other receivables	2,460	3,378
Due from affiliates	71	25
Marketable securities	—	260
Inventories	33,620	20,224
Advance royalties	3,309	4,629
Prepaid expenses and other assets	5,760	8,419

Total current assets	177,312	170,562

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment at cost	846,935	819,991
Less accumulated depreciation, depletion and amortization	(399,316)	(383,284)

Total property, plant and equipment, net	447,619	436,707

OTHER ASSETS:
Advance royalties	24,713	22,135
Other long-term assets	8,265	6,091

Total other assets	32,978	28,226

TOTAL ASSETS	$657,909	$635,495

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$60,933	$58,513
Due to affiliates	976	1,289
Accrued taxes other than income taxes	15,520	14,618
Accrued payroll and related expenses	14,940	14,698
Accrued interest	1,282	4,264
Workers’ compensation and pneumoconiosis benefits	7,729	7,704
Current capital lease obligation	371	339
Other current liabilities	12,165	13,964
Current maturities, long-term debt	18,000	18,000

Total current liabilities	131,916	133,389

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	126,000	126,000
Pneumoconiosis benefits	27,160	26,315
Accrued pension benefit	7,010	6,191
Workers’ compensation	42,276	38,488
Asset retirement obligation	48,301	47,825
Long-term capital lease obligation	1,420	1,512
Minority interest	757	839
Other liabilities	7,892	6,610

Total long-term liabilities	260,816	253,780

Total liabilities	392,732	387,169

NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP:
Affiliate	(303,819)	(303,823)
Non-Affiliates	333,525	324,784

Total non-controlling interest	29,706	20,961

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Limited Partners – Common Unitholders 59,863,000 units outstanding	242,427	234,321
Accumulated other comprehensive income/minimum pension liability	(6,956)	(6,956)

Total Partners’ Capital	235,471	227,365

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$657,909	$635,495

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$68,456	$67,642

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(30,725)	(44,714)
Changes in accounts payable and accrued liabilities	(5,803)	(567)
Proceeds from sale of property, plant and equipment	53	418
Purchase of marketable securities	—	(4,735)
Proceeds from marketable securities	260	14,596
Advance on Gibson rail project	(1,754)	—

Net cash used in investing activities	(37,969)	(35,002)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligation	(60)	—
Contributions by consolidated partnership from affiliate non-controlling interest	1	—
Distributions paid by consolidated partnership to affiliate non-controlling interest	(5)	(4)
Distributions paid by consolidated partnership to non-affiliate non-controlling interest	(11,432)	(9,788)
Distributions paid to Partners	(14,965)	(11,448)

Net cash used in financing activities	(26,461)	(21,240)

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,026	11,400
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	37,069	32,072

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$41,095	$43,472

SUPPLEMENTAL CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$6,045	$6,864

Income taxes to taxing authorities	$650	$1,025

NON-CASH INVESTING ACTIVITY
Purchase of property, plant and equipment	$6,337	$8,797

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